LIVERAMP ANNOUNCES FIRST QUARTER RESULTS

Total Revenue Up 19% and Subscription Revenue Up 20%

GAAP Gross Margin of 71% and Non-GAAP Gross Margin of 75%

LiveRamp Repurchases $80 Million of Stock Fiscal Year to Date

SAN FRANCISCO, Calif., August 4, 2022—LiveRamp® (NYSE: RAMP), the leading global data enablement platform, today announced its financial results for the quarter ended June 30, 2022.

Financial Highlights

•Total revenue was $142 million, up 19% compared to the prior year period.

•Subscription revenue was $116 million, up 20% compared to the prior year period and contributed 81% of total revenue.

•Marketplace & Other revenue was $27 million, up 18% compared to the prior year period.

•GAAP gross profit was $101 million, up 19% compared to the prior year period. GAAP gross margin of 71% remained flat compared to the prior year period. Non-GAAP gross profit was $107 million, up 19% compared to the prior year period. Non-GAAP gross margin of 75% contracted 1 percentage point compared to the prior year period.

•GAAP operating loss was $26 million compared to a GAAP operating loss of $18 million in the prior year period. Non-GAAP operating income was $4 million compared to non-GAAP operating income of $7 million in the prior year period.

•GAAP loss per share was $0.40, and non-GAAP earnings per share were $0.05.

•Net cash used in operating activities was $33 million compared to $17 million in the prior year period.

•Fiscal year to date, LiveRamp has repurchased approximately 2.8 million shares for $80 million under the Company’s current share repurchase program. Since inception of the program in August 2011, the Company has returned approximately $1.3 billion in capital to shareholders.

A reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

“We delivered a solid first quarter, highlighted by 19% revenue growth and continued profitability,” said LiveRamp CEO Scott Howe. “Against an uncertain macro backdrop, data-driven marketing and customer experience is more critical than ever and adoption of our Safe Haven® platform continues to expand. Subscription net retention was 113% and we ended the quarter with 90 customers paying $1 million or more in annual revenue, an increase of 29% compared to prior year.”

P 1

GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for its first fiscal quarter ($ in millions):

	Q1 Fiscal 2023		Q1 Fiscal 2023
	Results		Results
	GAAP	Non-GAAP	GAAP	Non-GAAP
Subscription revenue	$116	—	$97	—
YoY change %	20%		16%
Marketplace & other revenue	$27	—	$23	—
YoY change %	18%		36%
Total revenue	$142	—	$119	—
YoY change %	19%		20%

Gross profit	$101	$107	$85	$90
% Gross margin	71%	75%	71%	76%
YoY change, pts	—pts	(1)pts	6pts	4pts

Operating income (loss)	$(26)	$4	$(18)	$7
% Operating margin	(18)%	3%	(15)%	6%
YoY change, pts	(3)pts	(3)pts	11pts	4pts

Net earnings (loss)	$(27)	$3	$17	$7
Earnings (loss) per share	$(0.40)	$0.05	$0.25	$0.09

Shares to Calculate EPS	68.4	69.2	69.6	69.6
YoY change %	(2)%	(1)%	3%	3%
Net operating cash flow	$(33)	—	$(17)	—
Free cash flow to equity	—	$(35)	—	$(18)

Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

P 2

Additional Business Highlights & Metrics

•The Company’s Authenticated Traffic Solution (ATS) has reached global scale. There are currently more than 125 supply-side platforms (SSPs) and demand-side platforms (DSPs) live or committed to bid on RampID™ and ATS, including The Trade Desk, Amobee, Criteo, dataxu, and MediaMath. Further, in March 2022, LiveRamp announced an expanded partnership with The Trade Desk to power European Unified ID (EUID) via its ATS infrastructure.

•To date, over 1,500 publishers, representing more than 11,500 deployed domains, have integrated ATS worldwide, including Amazon Publisher Services, Microsoft, CafeMedia, Leaf Group, Prisma Media and Burda.

•LiveRamp added 5 net new direct subscription customers in the first quarter. Customer count at quarter end was 910, up from 855 a year ago.

•LiveRamp has 90 customers whose subscription contracts exceed $1 million in annual revenue, up 29% compared to the prior year period.

•During the first quarter, subscription net retention was 113% and platform net retention was 113%.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $295 million, up 15% compared to the prior year period.

Financial Outlook

LiveRamp’s non-GAAP operating income guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring charges.

For the second quarter of fiscal 2023, LiveRamp expects to report:

•Revenue of approximately $144 million, an increase of 13% year-over-year

•GAAP operating loss of approximately $38 million

•Non-GAAP operating income of approximately $8 million

•For fiscal 2023, LiveRamp expects to report:

•Revenue of between $590 million and $600 million, an increase of between 12% and 13% year-over-year

•GAAP operating loss of approximately $103 million

•Non-GAAP operating income of approximately $39 million
P 3

Conference Call

LiveRamp will hold a conference call at 1:30 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp is the leading data connectivity platform for the safe and effective use of data. Powered by core identity capabilities and an unparalleled network, LiveRamp enables companies and their partners to better connect, control, and activate data to transform customer experiences and generate more valuable business outcomes. LiveRamp’s fully interoperable and neutral infrastructure delivers end-to-end addressability for the world’s top brands, agencies, and publishers. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations for fiscal 2023 and beyond, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to the ongoing COVID-19 pandemic, rising interest rates, cost increases and general inflationary pressure and the associated impacts on our suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; and attracting and retaining talent. Additional risks include maintaining our culture and our ability to innovate and evolve while working remotely and within a rapidly changing industry, while also avoiding disruption from acquisition and divestiture activities. Our international operations are also subject to risks, including war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ computer systems, or the risk that our current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to us on commercially reasonable terms, or at all, could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2022 ended March 31, 2022, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2023.

P 4

The financial information set forth in this press release reflects estimates based on information available at this time.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ, RampIDTM, AbilitecⓇ, Safe HavenⓇ and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
P 5

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended June 30,
			$	%
	2022	2021	Variance	Variance

Revenues	$142,243	$119,038	$23,205	19.5%
Cost of revenue	41,021	34,315	6,706	19.5%
Gross profit	101,222	84,723	16,499	19.5%
% Gross margin	71.2%	71.2%

Operating expenses:
Research and development	47,661	34,776	12,885	37.1%
Sales and marketing	51,280	41,979	9,301	22.2%
General and administrative	27,144	24,291	2,853	11.7%
Gains, losses and other items, net	739	1,278	(539)	(42.2)%
Total operating expenses	126,824	102,324	24,500	23.9%

Loss from operations	(25,602)	(17,601)	(8,001)	(45.5)%
% Margin	(18.0)%	(14.8)%

Total other income, net	699	30,601	(29,902)	(97.7)%

Income (loss) before income taxes	(24,903)	13,000	(37,903)	(291.6)%
Income tax expense (benefit)	2,315	(4,365)	6,680	153.0%

Net earnings (loss)	$(27,218)	$17,365	$(44,583)	(256.7)%

Basic earnings (loss) per share	$(0.40)	$0.25	$(0.65)	(256.6)%

Diluted earnings (loss) per share	$(0.40)	$0.25	$(0.65)	(259.5)%

Basic weighted average shares	68,403	68,328
Diluted weighted average shares	68,403	69,605

P 6

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended June 30,
	2022	2021

Income (loss) before income taxes	$(24,903)	$13,000
Income tax expense (benefit)	2,315	(4,365)
Net earnings (loss)	$(27,218)	$17,365

Earnings (loss) per share:
Basic	$(0.40)	$0.25
Diluted	$(0.40)	$0.25

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$4,643	$4,645
Non-cash stock compensation (cost of revenue and operating expenses)	24,225	18,496
Restructuring and merger charges (gains, losses, and other)	739	1,278
Transformation costs (general and administrative)	—	—
Gain on retained profits interest (other income)	—	(30,052)
Total excluded items	29,607	(5,633)

Income from operations before income taxes and excluding items	4,704	7,367
Income taxes (2)	1,237	865
Non-GAAP net earnings	$3,467	$6,502

Non-GAAP earnings per share:
Basic	$0.05	$0.10
Diluted	$0.05	$0.09

Basic weighted average shares	68,403	68,328
Diluted weighted average shares	69,195	69,605

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period.  The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with larger pre-tax losses for GAAP purposes versus smaller pre-tax losses or income for non-GAAP purposes.

P 7

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended June 30,
	2022	2021

Loss from operations	$(25,602)	$(17,601)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,643	4,645
Non-cash stock compensation (cost of revenue and operating expenses)	24,225	18,496
Restructuring and merger charges (gains, losses, and other)	739	1,278
Total excluded items	29,607	24,419

Income from operations before excluded items	$4,005	$6,818

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 8

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended June 30,
	2022	2021

Net earnings (loss)	$(27,218)	$17,365

Income tax expense (benefit)	2,315	(4,365)

Other income	(699)	(30,601)

Loss from operations	(25,602)	(17,601)

Depreciation and amortization	5,741	6,585

EBITDA	$(19,861)	$(11,016)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	24,225	18,496
Restructuring and merger charges (gains, losses, and other)	739	1,278

Other adjustments	24,964	19,774

Adjusted EBITDA	$5,103	$8,758

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 9

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	March 31,	$	%
	2022	2022	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	$508,254	$600,162	$(91,908)	(15.3)%
Restricted cash	—	—	—	#DIV/0!
Trade accounts receivable, net	154,575	148,343	6,232	4.2%
Refundable income taxes, net	28,970	30,354	(1,384)	(4.6)%
Other current assets	33,055	36,975	(3,920)	(10.6)%
Total current assets	724,854	815,834	(90,980)	(11.2)%

Property and equipment	47,270	45,001	2,269	5.0%
Less - accumulated depreciation and amortization	34,226	33,470	756	2.3%
Property and equipment, net	13,044	11,531	1,513	13.1%

Intangible assets, net	22,050	26,718	(4,668)	(17.5)%
Goodwill	363,013	363,845	(832)	(0.2)%
Deferred commissions, net	30,963	30,594	369	1.2%
Other assets, net	80,337	85,214	(4,877)	(5.7)%
	$1,234,261	$1,333,736	$(99,475)	(7.5)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$66,809	$83,197	$(16,388)	(19.7)%
Accrued payroll and related expenses	19,556	39,188	(19,632)	(50.1)%
Other accrued expenses	41,918	46,067	(4,149)	(9.0)%
Deferred revenue	14,762	16,114	(1,352)	(8.4)%
Total current liabilities	143,045	184,566	(41,521)	(22.5)%

Other liabilities	85,469	86,110	(641)	(0.7)%

Stockholders' equity:
Preferred stock	—	—	—	—%
Common stock	15,103	14,984	119	0.8%
Additional paid-in capital	1,753,468	1,721,118	32,350	1.9%
Retained earnings	1,393,775	1,420,993	(27,218)	(1.9)%
Accumulated other comprehensive income	3,801	5,730	(1,929)	(33.7)%
Treasury stock, at cost	(2,160,400)	(2,099,765)	(60,635)	2.9%
Total stockholders' equity	1,005,747	1,063,060	(57,313)	(5.4)%

	$1,234,261	$1,333,736	$(99,475)	(7.5)%

P 10

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	(27,218)	17,365
Non-cash operating activities:
Depreciation and amortization	5,741	6,585
Loss on disposal or impairment of assets	(5)	113
Gain on distribution from retained profits interest	—	(30,052)
Provision for doubtful accounts	997	955
Deferred income taxes	187	(912)
Non-cash stock compensation expense	24,225	18,496
Changes in operating assets and liabilities:
Accounts receivable, net	(7,733)	(7,049)
Deferred commissions	(369)	(3,383)
Other assets	4,352	19,336
Accounts payable and other liabilities	(34,557)	(37,276)
Income taxes, net	2,131	(1,000)
Deferred revenue	(1,120)	(419)
Net cash provided by operating activities	(33,369)	(17,241)
Cash flows from investing activities:
Capital expenditures	(1,741)	(427)
Cash paid in acquisitions, net of cash received	—	(8,368)
Distribution from retained profits interest	—	31,000
Net cash used in investing activities	(1,741)	22,205
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	4,589	3,281
Shares repurchased for tax withholdings upon vesting of stock-based awards	(582)	(11,361)
Acquisition of treasury stock	(60,053)	(29,077)
Net cash used in financing activities	(56,046)	(37,157)
Effect of exchange rate changes on cash	(752)	261

Net change in cash and cash equivalents	(91,908)	(31,932)
Cash and cash equivalents at beginning of period	600,162	581,687
Cash and cash equivalents at end of period	508,254	549,755

Supplemental cash flow information:
Cash paid (received) for income taxes, net	4	(2,451)
Purchases of property, plant and equipment remaining unpaid at period end	1,666	164

P 11

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022

Net Cash Provided by (Used in) Operating Activities	$(17,241)	$10,901	$25,473	$58,944	$78,077	$(33,369)

Less:
Capital expenditures	(427)	(876)	(1,316)	(1,880)	(4,499)	(1,741)

Free Cash Flow to Equity	$(17,668)	$10,025	$24,157	$57,064	$73,578	$(35,110)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
							FY23 to FY22
	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	%	$

Revenues	$119,038	$127,290	$140,604	$141,725	$528,657	$142,243	19.5%	$23,205
Cost of revenue	34,315	35,079	38,557	39,476	147,427	41,021	19.5%	6,706
Gross profit	84,723	92,211	102,047	102,249	381,230	101,222	19.5%	16,499
% Gross margin	71.2%	72.4%	72.6%	72.1%	72.1%	71.2%

Operating expenses
Research and development	34,776	35,788	41,870	45,501	157,935	47,661	37.1%	12,885
Sales and marketing	41,979	39,509	46,324	54,951	182,763	51,280	22.2%	9,301
General and administrative	24,291	23,078	27,639	29,583	104,591	27,144	11.7%	2,853
Gains, losses and other items, net	1,278	18	—	183	1,479	739	(42.2)%	(539)
Total operating expenses	102,324	98,393	115,833	130,218	446,768	126,824	23.9%	24,500

Loss from operations	(17,601)	(6,182)	(13,786)	(27,969)	(65,538)	(25,602)	(45.5)%	(8,001)
% Margin	(14.8)%	(4.9)%	(9.8)%	(19.7)%	(12.4)%	(18.0)%

Total other income (expense), net	30,601	150	(241)	(47)	30,463	699	(97.7)%	(29,902)

Loss before income taxes	13,000	(6,032)	(14,027)	(28,016)	(35,075)	(24,903)	(291.6)%	(37,903)
Income taxes expense (benefit)	(4,365)	399	1,348	1,376	(1,242)	2,315	153.0%	6,680

Net earnings (loss)	$17,365	$(6,431)	$(15,375)	$(29,392)	$(33,833)	$(27,218)	(256.7)%	$(44,583)

Diluted earnings (loss) per share	$0.25	$(0.09)	$(0.23)	$(0.43)	$(0.50)	$(0.40)	(259.5)%	$(0.65)

Some earnings (loss) per share amounts may not add due to rounding.

P 13

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022

Income (loss) before income taxes	$13,000	$(6,032)	$(14,027)	$(28,016)	$(35,075)	$(24,903)
Income taxes (benefit)	(4,365)	399	1,348	1,376	(1,242)	2,315
Net earnings (loss)	17,365	(6,431)	(15,375)	(29,392)	(33,833)	(27,218)

Earnings (loss) per share:
Basic	$0.25	$(0.09)	$(0.23)	$(0.43)	$(0.50)	$(0.40)
Diluted	$0.25	$(0.09)	$(0.23)	$(0.43)	$(0.50)	$(0.40)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,645	4,612	4,647	4,807	18,711	4,643
Non-cash stock compensation (cost of revenue and operating expenses)	18,496	19,221	23,758	25,782	87,257	24,225
Restructuring and merger charges (gains, losses, and other)	1,278	18	—	183	1,479	739
Gain on retained profits interest (other income)	(30,052)	—	(183)	—	(30,235)	—
Total excluded items	$(5,633)	$23,851	$28,222	$30,772	$77,212	$29,607

P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1) (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022

Income before income taxes and excluding items	$7,367	$17,819	$14,195	$2,756	$42,137	$4,704
Income taxes expense (benefit)	865	(12)	4,271	3,391	8,515	1,237
Non-GAAP net earnings (loss)	$6,502	$17,831	$9,924	$(635)	$33,622	$3,467

Non-GAAP earnings (loss) per share:
Basic	$0.10	$0.26	$0.15	$(0.01)	$0.49	$0.05
Diluted	$0.09	$0.26	$0.14	$(0.01)	$0.48	$0.05

Basic weighted average shares	68,328	68,042	68,190	68,283	68,211	68,403
Diluted weighted average shares	69,605	69,333	69,938	68,283	69,560	69,195

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 15

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022
Expenses:
Cost of revenue	$34,315	$35,079	$38,557	$39,476	$147,427	$41,021
Research and development	34,776	35,788	41,870	45,501	157,935	47,661
Sales and marketing	41,979	39,509	46,324	54,951	182,763	51,280
General and administrative	24,291	23,078	27,639	29,583	104,591	27,144
Gains, losses and other items, net	1,278	18	—	183	1,479	739

Gross profit:	84,723	92,211	102,047	102,249	381,230	101,222
% Gross margin	71.2%	72.4%	72.6%	72.1%	72.1%	71.2%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,645	4,612	4,647	4,807	18,711	4,643
Non-cash stock compensation (cost of revenue)	790	948	1,168	1,205	4,111	1,163
Non-cash stock compensation (research and development)	5,348	7,184	9,264	10,316	32,112	11,656
Non-cash stock compensation (sales and marketing)	6,793	6,749	7,329	7,715	28,586	5,884
Non-cash stock compensation (general and administrative)	5,565	4,340	5,997	6,546	22,448	5,522
Restructuring and merger charges (gains, losses, and other)	1,278	18	—	183	1,479	739
Gain on retained profits interest (other income)	$(30,052)	$—	$(183)	$—	(30,235)	—
Total excluded items	$(5,633)	$23,851	$28,222	$30,772	$77,212	$29,607

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1) (Continued)
(Unaudited)
(Dollars in thousands)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022
Expenses, excluding items:
Cost of revenue	$28,880	$29,519	$32,742	$33,464	$124,605	$35,215
Research and development	29,428	28,604	32,606	35,185	125,823	36,005
Sales and marketing	35,186	32,760	38,995	47,236	154,177	45,396
General and administrative	18,726	18,738	21,642	23,037	82,143	21,622

Gross profit, excluding items:	$90,158	$97,771	$107,862	$108,261	$404,052	$107,028
% Gross margin	75.7%	76.8%	76.7%	76.4%	76.4%	75.2%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME(LOSS) GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the quarter ending	For the year ending
	September 30, 2022	March 31, 2023

GAAP loss from operations	$(38,000)	$(103,000)

Excluded items:
Purchased intangible asset amortization	5,000	17,000
Non-cash stock compensation	29,000	112,000
Restructuring costs	12,000	13,000
Total excluded items	46,000	142,000

Non-GAAP income from operations	$8,000	$39,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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APPENDIX A

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q1 FISCAL 2023 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a
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result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

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